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[LINCOLN LOGO APPEARS HERE]
Lincoln
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Financial Group
Lincoln Life & Annuity
Company of New York

                                                              Robert O. Sheppard
                                                               Corporate Counsel
                                       October 7, 1999
                                                          Lincoln Life & Annuity
                                                             Company of New York
                                                     120 Madison St., Suite 1700
                                          Exhibit 9      Syracuse, NY 13202-2802
                                                              phone 315 428-8420
                                                          toll free 888 ABE-1860
                                                                fax 315 428-8419
VIA EDGAR                                                     rosheppard@Inc.com
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Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth Street, N.W.
Washington, DC 20549

Re: Lincoln Life & Annuity Flexible Premium Variable Life Account H File Nos. 333-38007; 811-08441
     Opinion and Consent of Counsel

Ladies and Gentlemen:

     I have recently made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

     I am of the opinion that upon acceptance by Lincoln Life & Annuity Flexible Premium Variable Life Account H (the "Account"), a segregated account of Lincoln Life & Annuity Company of New York ("LNY"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in this amended Registration Statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of LNY.

     I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4.

                                  Very truly yours,

                                  /s/ Robert O. Sheppard

                                  Robert O. Sheppard

ROS/jlk